EXHIBIT 99.1

Educational Development Corporation Announces Record First Quarter Fiscal 2018 Revenues and Fifth Amendment Loan Agreement

TULSA, Okla., June 15, 2017 (GLOBE NEWSWIRE) -- Educational Development Corporation (“EDC”) (NASDAQ:EDUC) (http://www.edcpub.com) today reports record first quarter fiscal 2018 unaudited net revenues.

Randall White, CEO of Educational Development Corporation, announced that the Company has had record first quarter revenues of fiscal 2018, totaling approximately $27.8 million.  This revenue level represents an increase of $5.0 million, or 22% over the first quarter fiscal 2017 revenues of approximately $22.8 million.

Per Mr. White, “Our first quarter double digit growth reflects continued strong demand for our products and the success of our sales teams.  To ensure we are capable of handling our continued growth, our management team has recently approved a capital expansion project that will further automate to our Tulsa, OK distribution facility and expand our daily shipping capacity by as much as 100% over last year’s capacity levels.

We have also recently executed a new amendment with our existing lender which immediately expands our working capital facility from $7.0 million to $10.0M and allows us, upon lender approval, to grow this facility to $15M to support our continued growth in inventory and sales.  This new amendment also includes a $3.0M Advancing Term Loan facility which will be used to finance our recent capital expansion project.

We continue to be grateful to all of our stakeholders that continue to support us during this very dynamic time in the Company’s history.”

About Educational Development Corporation

EDC is a publishing company specializing in books for children. EDC is the sole American distributor of the UK-based Usborne Books and owns Kane Miller Books, specializing in children’s literature from around the world. EDC’s current catalog contains over 2,300 titles, with new additions semi-annually. Both Usborne and Kane Miller products are sold via retail outlets and by direct sales consultants nationally.

Cautionary Statement for the Purpose of the “Safe Harbor” Provision of the Private Securities Litigation Reform Act of 1995.

The information discussed in this Press Release includes “forward-looking statements.” These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “continue,” “potential,” “should,” “could,” and similar terms and phrases.  Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and we can give no assurance that such expectations or assumptions will be achieved.  Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, our success in recruiting and retaining new consultants, our ability to locate and procure desired books, our ability to ship the volume of orders that are received without creating backlogs, our ability to obtain adequate financing  for working capital and capital expenditures, economic and competitive conditions, regulatory changes and other uncertainties, as well as those factors discussed in our Annual Report on Form 10-K for the year ended February 29, 2016, all of which are difficult to predict.  In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur.  All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph and elsewhere in our Annual Report on Form 10-K for the year ended February 29, 2016 and speak only as of the date of this Press Release.  Other than as required under the securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

Contact:

Educational Development Corporation
Randall White, (918) 622-4522